UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

FORTUNE VALLEY TREASURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-200760	32-0439333
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No.10 of Tuanjie 2nd Road,Beice,

Humen,Dongguan, 518000, China

(Address of Principal Executive Offices) (Zip Code)

(86) 76982268999

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere. Any and all statements contained in this Current Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with our platform development and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of the securities industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Current Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Current Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Current Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents, which we may file from time to time with the SEC.

EXPLANATORY NOTE

Fortune Valley Treasures, Inc. (“FVTI” or the “Company”), formerly Crypto-Services, Inc. (“CRYT”), was incorporated in the State of Nevada on March 21, 2014. The Company is an early stage company which was initially incorporated to offer an information-based website at www.digitalcoindaily.com that would provide users with up-to-date information on digital currencies worldwide.

On April 11, 2018, the Company entered into a Share Exchange Agreement (the “Agreement”) to acquire 100% of the outstanding equity securities of DaXingHuaShang Investment Group Limited (“DIGL”), a company incorporated under the laws of the Republic of Seychelles. Pursuant to the Agreement, the Company agreed to issue 300 million (300,000,000) shares of common stock, par value $0.001 of the Company to the existing stockholders of DIGL to acquire 100% outstanding equity securities of DIGL (the “Share Exchange”). The Share Exchange closed on April 19, 2018

As a result of the Share Exchange, we discontinued our pre-Share Exchange business and acquired the businesses of DIGL and will continue the existing business operations of DIGL as a publicly-traded company.

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For financial reporting purposes, the Agreement represents a “reverse merger”, and DIGL is deemed to be the accounting acquirer in the transaction. The Agreement is being accounted for as a reverse-merger and recapitalization. DIGL is the acquirer for financial reporting purposes, and FVTI is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of DIGL, and will be recorded at the historical cost basis of DIGL. The consolidated financial statements after the Share Exchange will include the assets and liabilities of the Company and DIGL, and the historical operations of DIGL and operations of the combined company from the closing date of the Share Exchange.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. Such agreements are filed as exhibits hereto and incorporated herein by reference.

USE OF CERTAIN DEFINED TERMS

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

●	“we,” “us,” “our,” or “our company,” the “Company” are relevant to the combined business of Fortune Valley Treasures, Inc., a Nevada corporation, and its consolidated subsidiaries and variable interest entities;

●	“FVTI” refers to Fortune Valley Treasures, Inc., a Nevada corporation.

●	“DIGL” refers to DaXingHuaShang Investment Group Limited, a Republic of Seychelles company and wholly-owned subsidiary of FVTI;

●	“DIL” refers to DaXingHuaShang Investment （Hong Kong）Limited, a Hong Kong company and wholly-owned subsidiary of DIGL;

●	“Qianhai DaXing” refers to Qianhai DaXingHuaShang Investment （Shenzhen）Co. Ltd. , a Peoples Republic of China company and wholly-owned subsidiary of DIL

●	“FVI” refers to Dongguan City France Vin Tout Ltd., a PRC company and wholly-owned subsidiary of Qianhai DaXing.

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“China” and “PRC” refer to the People’s Republic of China;

●	“Renminbi” and “RMB” refer to the legal currency of China;

●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Securities Act” refers to the Securities Act of 1933, as amended.

Item 1.01	ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE SHARE EXCHANGE AGREEMENT AND RELATED TRANSACTIONS

Original Share Purchase Agreement

On July 22, 2015, the Company filed an Amendment to its articles of Incorporation with the Nevada Secretary of State changing its name from Crypto-Services, Inc. to Fortune Valley Treasures, Inc.

As previously reported in a Current Report on Form 8-K filed on December 14, 2016, we entered into a Sale and Purchase Agreement (the “Original Agreement”) with DIGL and its shareholders, Mr. Lin Yumin, Gaosheng Group Co., Ltd. and China Kaipeng Group Co., Ltd. to acquire 100% of the shares and assets of DIGL, a company incorporated under the laws of the Republic of Seychelles. Pursuant to the Original Agreement, FVTI had agreed to issue Three Hundred Million (300,000,000) shares of common stock of FVTI to the existing stockholders of DIGL to acquire 100% of the shares of DIGL.

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On December 14, 2016, in anticipation of the reverse merger between the Company and DIGL, Shen Xinlong resigned from the position of President, Secretary and Treasurer but remained on the Board as a Director. Additionally, the Company announced the appointment of Mr. Lin Yumin to the Board of Directors, and as President, Secretary and Treasurer.

Termination Agreement

On April 11, 2018, the Company entered into a termination agreement (“Termination Agreement”) with DIGL, terminating the Original Agreement and all transactions contemplated under the Original Agreement.

Share Exchange Agreement

On April 11, 2018, the Company, DIGL and the shareholders of DIGL entered into the Share Exchange Agreement, which closed on April 19, 2018. Pursuant to the terms of the Share Exchange Agreement, we issued Three Hundred Million (300,000,000) new shares of our common stock, par value $0.001 per share (the “Common Stock”) for all of the outstanding capital stock of DIGL with the result that DIGL became a wholly owned subsidiary of ours.

Pursuant to the Share Exchange, we acquired the business of DIGL, which is to engage in the sell and distribution of wine products in China and Hong Kong. As a result, we have ceased to be a shell company.

At the closing of the Share Exchange, 250,000,000 shares of DIGL capital stock issued and outstanding immediately prior to the closing of the Share Exchange were exchanged for Three Hundred Million (300,000,000) new shares of our Common Stock.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes. DIGL will be considered as the accounting acquirer for accounting purposes, and our historical financial statements before the Share Exchange will be replaced with the consolidated historical financial statements of DIGL before the Share Exchange in all future filings with the SEC.

The Share Exchange is intended to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of I DIGL’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, Regulation D promulgated by the SEC under that section and/or Regulation S promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as described below.

The form of the Share Exchange Agreement is filed as an exhibit 2.1 to this Report.

Pro Forma Ownership

Immediately after giving effect to the Share Exchange, there were 300,000,000 issued and outstanding shares of our Common Stock, as follows:

●	The stockholders of DIGL prior to the Share Exchange hold 0 shares of our Common Stock; and

●	The stockholders of the Company prior to the Share Exchange hold the remaining 7,750,000 shares of our Common Stock.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the OTCQB Markets under the symbol “FVTI”

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Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and DIGL is deemed to be the accounting acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of DIGL and will be recorded at the historical cost basis of DIGL and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of DIGL, historical operations of DIGL and operations of the Company and its subsidiary from the closing date of the Share Exchange.

As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

Following the Share Exchange, the Company will no longer be designated as a shell company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2013 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Form 10 Information

Prior to the Share Exchange, the Company had nominal operations. We were deemed a “shell company,” as defined in Rule 12b-2 of the Exchange Act, and in light of the lack of operations prior to the completion of the Share Exchange.

Immediately following the Share Exchange, the business of DIGL became our business. DIGL is engaged in the business of retail and wholesale of a wide spectrum of wine products in China and Hong Kong.

With the resulting change in our business, we are voluntarily providing the information as is required pursuant to Item 2.01(f) of Form 8-K as if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our Common Stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange.

DESCRIPTION OF BUSINESS

Overview

Immediately following the Share Exchange, the business of DIGL became our business. DIGL is engaged in the business of retail and wholesale of a wide spectrum of wine products in China and Hong Kong. We now own all of the issued and outstanding shares of DIGL, a holding company, which in turn owns all of the equity capital of DIL and its subsidiary.

We are a holding company that, through our wholly-owned subsidiaries, is engaged business of retail and wholesale of a wide spectrum of wine products in China and Hong Kong.

Corporate Structure

The following is an organizational chart setting forth our corporate structure, immediately following the Share Exchange:

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Fortune Valley Treasures, Inc. (Nevada, USA)

(100% shareholding)

DaXingHuaShang Investment Group Limited (Republic of Seychelles)

(100% shareholding)

DaXingHuaShang Investment（Hong Kong）Limited (Hong Kong)

(100% shareholding)

Qianhai DaXingHuaShang Investment（Shenzhen）Co. Ltd. ( PRC)

(100% shareholding)

Dongguan City France Vin Tout Ltd. (PRC)

DaXingHuaShang Investment Group Limited is a Seychelles company, founded on April 7, 2016. The share capital of the company is $100,000 divided into 250,000,000 ordinary shares of $0.0004 par value each.

DaXingHuaShang Investment（Hong Kong）Limited was incorporated in Hong Kong on June 22, 2016 as a company with limited liability as an investment holding company. DIL is wholly owned by DIGL.

Qianhai DaXingHuaShang Investment（Shenzhen）Co. Ltd. was incorporated in the PRC as a wholly-owned foreign enterprise with limited liability on December 31, 2016. Qianhai DaXing is wholly owned by DIL.

Dongguan City France Vin Tout Ltd. was incorporated in the PRC on May 31, 2011. It is wholly owned by Qianhai DaXing.

Change of Name

On August 28, 2016, shareholders of Crypto-Services, Inc. representing 54.19% of the Company’s issued stock approved changing the Company’s name from Crypto-Services, Inc., to Fortune Valley Treasures, Inc. The Company filed a Certificate of Amendment with the State of Nevada on September 21, 2016. On March 29, 2017, we received formal notification from FINRA that our request to change the Company name from Crypto-Services, Inc. to Fortune Valley Treasures, Inc. and to change our trading symbol from CRYT to FVTI have been approved. On March 30, 2017 our name and symbol change took effect with FINRA and on the OTCQB Markets

Fiscal Year

We have a fiscal year end of December 31.

Office

Our office is located at No.10 of Tuanjie 2nd Road,Beice,Humen,Dongguan, 518000, China. Our telephone number is: (86) 76982268999

Current Business

We have engaged in the retail and wholesale distribution of a wide spectrum of wine products in Dongguan City, Guangdong Province since 2011. We offer a variety of wine products including dry red wine, dry white wine, rose wine, sweet wine and etc. Currently we sell about 40 kinds of different brands of wine, most of which are imported from France and Spain. Our product portfolio is comprised of wines that offer the utmost quality and value and that are highly relevant particularly to Chinese customers. The followings are some of the most popular products we are selling at the moment:

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Name	Photo	Region	Alcohol content
Le Petit Tour		France	13%
Los Beceux		Spain	12%
Sorlada		Spain	12%
Lapso		Chile	13%
Saint Martin		France	12.5%
Seguelongue		France	13%
Saint Emilion		France	13%

We have put in significant efforts into strengthening our management, marketing and sales teams to develop and promote our own brand “FVT ARTS WINERY” to different regions of China. We provide different forms of sales and management models including shopping chain stores: i.e. “chain shops”, approved license chain shops, regional exclusive agents, and consumers’ bulk buying of our red wine and relevant products to increase the sales turnover and profits.

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Our main store located in Humen Town, Dongguan City, with six floors and 1200 square meters building area. All the samples are displayed in first floor; our friendly and knowledgeable staff cultivates long-term relationships with customers, helping them make informed buying decisions.

Currently, eight stores are approved to use our brand name:’ FVT ARTS WINERY’ in different regions of China, which located in Guangzhou, Shenzhen, Zhangjiajie, Zhuzhou, Huayin and Dongguan. These stores are licensed to use our trade name and we provide them with our products and marketing support.

There are 151 regional exclusive agents and normal agents sell our products throughout China.

After seven years’ development, we have cultivated strategic partnerships with various organizations to strengthen and extend our business. We have partnered with Shenzhen Institute of Tsinghua University since 2011, they helped us to develop an innovative management, operating model and franchising model; we became a member of Guangdong Provincial Liquor Industry Association since 2011 and was awarded as Excellent Marketing Agency of the Year in 2012; in 2013, we signed a strategic cooperation with the French Bordeaux Winery Alliance to assure the quality of wine, diversify product selection and reduce procurement costs.

We also build up an efficient logistics system by cooperating with China Post, SF Express, Excel Express and other brand-name delivery services companies. This ensures that we can deliver what the customer’s order, in excellent condition, and precisely when they need it.

Our Future Business Plan

We plan to extend our size and volume business by acquiring high quality wine merchant outlets and related suppliers of the industry, which we call “industrial chain” model. By acquiring other wine merchants, based on our historical acquisition experience, we believe: (i) we can increase our customer base and obtain more wine supply channels; (ii) such acquisition will increase staff and provide the Company with a growing array of relevant skill sets and connections in the wine industry;

When we evaluate an acquisition target, we will consider factors including: (i) the consideration and the related costs of acquisition; (ii) the financial performance of the potential target; (iii) the reputation of the target in the wine industry; (iv) the target’s track records; (v) the target’s existing customer base; (vi) the target’s supplier portfolio; (vii) the expertise and experience of the staff of the target; and (viii) the wine inventory of the target.

Our management believe that successful acquisitions will bring synergies to our Company and enhance our shareholders’ value.

Planning and promotion service platform

The development of corporate culture, the popularization of the brand and the sales of the products are the process of intelligence and power competition. Our planning and promotion team applies creativity and industry experience in business operation and provides enterprises with comprehensive planning and promotion service such as enterprise image beautification, business planning, enterprise positioning, trademark service, brand image design, business model design, marketing scheme design, implementation scheme design, brand management consulting, enterprise promotion, brand promotion and product popularization, etc.

Product Research & Development and service platform

Product research and development is key in the wine industry. We intend to start a new trend of alcohol consumption, integrated many liquor product research and development institutions and an experienced wine taster, and can provide industry enterprises with services such as liquor product design, product appearance design and custom design for special product. Through the use of internet data analysis, the platform can capture the market information more quickly and accurately, position the market demand accurately and design the customers favorite products by combing demand and product research and development.

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Raw material service platform

There are many different kinds of raw materials needed to the wine industry, especially the materials on soil and light is very demanding, and different growth environment and cultivation technology have great influence on quality of raw materials. Therefore, a complete system is needed to control the quality of raw materials and supply the raw materials fast with low price. The Company raw material service platform integrates the global mainstream raw materials enterprises of great variety of goods from fruits to grains, from ingredients to package materials, realizing unified management and unified procurement. The platform integrates online with offline, providing you with the most suitable and cost-effective raw materials in the shortest time;

Production service platform

Through supply chain management, the Company integrates the modern enterprises with large-scale standardized capacity and sets up various types of wine production platform, providing convenient channel for wine products such wine, liquor, beer, yellow rice wine and health care wine. By internet data management system, the platform can assign suitable order for production with the fastest speed, master production schedule in real-time and ensure delivery, making it easy for customers with professional and efficient manufacturing services.

Brand service platform

The Company intends to build an impressive inventory of wine products, some of which carry well-known brand names, and develop a capacity of providing quality services to both wine suppliers and customers such as brand agency and brand merchants. By using online advertising tools, the platform will also expend brand awareness and business channel in hope of achieving a win-win situation for both the suppliers and customers.

International trade service platform

We intend to leverage our management team’s extensive experience in international trade by creating a whole supply chain service platform to conduct long-term business operations with domestic and foreign enterprises. The platform will be designed to carry out purchasing order customized to the requirements of the purchaser, helping consumers to reduce transaction costs, simplifying the process of procurement and improving the efficiency of the procurement. Given the high demand in the Chinese wine market, the platform has the potential of yielding significant profits by providing convenient services to consumers.

Logistics service platform

The Company intends to set up high-quality logistics management system and integrates both domestics and international logistics network with high speed and builds professional logistics service platform. Through scientific management, the platform can provide professional service such as transportation, warehousing sorting and distribution of import and export customs clearance. With proper technical supports, the platform can reduce logistics cost, improve circulation efficiency, save operating cost for the enterprise and improve the economic benefit. By connecting the domestic delivery companies with international delivery companies, the platform provides a fast and secure channel for the high quality products to be shipped to our customers.

Supporting service platform

To improve the supply chain service system, we set up supporting service platform related to the wine industry, and it offers professional wine set, wine rack and other wine related to satisfy the demanding of customers. One of the main purposes of establishing such a platform is to meet customer demand in all dimensions.

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Our Strategies:

We plan to diversify our existing product portfolio strategically, and thereby provide our customers with a wider range of choices and broaden our existing customer base.

We believe continuous expansion of our existing product portfolio and accommodation of evolving demand and customers’ preferences will distinguish us from our competitors, while providing our customers with a wider range of choices will facilitate the broadening of our customer base as well as reinforcing our market presence in wine industry.

We plan to continue to solidify our relationships

We intend to continue solidifying our relationship with our existing suppliers as well as identifying new suppliers. We intend to increase our market share by diversifying our existing product portfolio and procuring wine products which we anticipate demand. We believe that our strategic diversification will further complement our existing product portfolio, enhance our product mix and strengthen our market position in the wine industry in China.

We plan to strengthen our corporate image by increasing marketing and promotion efforts.

We believe our corporate image is critical to our business development. To further enhance customer awareness of our corporate image, we will continue our effective and targeted marketing efforts. This may include (i) placing mass media commercials, (ii) advertising in newspapers, magazines, the internet, billboards and banners, and (iii) sponsoring programs. We also make use of innovative multimedia promotional channels such as social media and mobile phone applications.

We plan to attract, motivate and retain high-quality talent.

Our customer-oriented business philosophy emphases on delivering excellent customer service. We believe maintaining a positive working environment will encourage better staff relations and talent retention, as well as enhancing the quality of our customer service by motivating staff. In order to foster a work environment that attracts and inspires our people to achieve excellent performance, we will also seek to motivate and retain valuable and talented staff by implementing an incentive plan to align compensation and remuneration with performance. Our Board of Directors will review the remuneration package on a regular basis to ensure it remains competitive at all times. As part of our continuing efforts to enhance our customer service, we will also continue to enhance our employee training programs by developing our orientation program, coaching, on-the-job training to enhance individual staff skills and knowledge of sales and marketing techniques, client management skills, customer service, product information, quality control and industry knowledge.

We will continue to expand and explore additional services and products to enrich our one-stop services to our customers.

We will continue to strive to provide our customers with the convenience of our one-stop shopping experience and a wide variety of unique, quality products at reasonable and competitive prices, we believe this is one of the keys to differentiating ourselves from our competitors in the wine industry in China. To further strengthen our supplementary services, we will continue to refine our wine related services to our customers by enhancing each of our wine consultation services, wine sourcing services, wine delivery services, wine storage services and wine evaluation and consignment services with improved customer service and service options. Furthermore, we plan to develop such services by devoting additional resources and implementing a structured service manual. With our continued expansion and dedication to exploring additional wine related services to amplify our one-stop services to our customers, we believe we can strengthen and maintain our position in the wine industry in China.

Market and Competition

China is a country with both an ancient wine tradition and a new and an emerging wine-consuming market. Wine production in China has thousands of year of history. Today, China is also an emerging wine-producing nation in its own right with brands such as Great Wall, Changyu and Dynasty. Local wines account for 80 percent of wine consumed in China. According to The International Wine and Spirit Record (the “IWSR”), China is undoubtedly one of the fastest-growing wine markets in the world, with the rising resident income and the enhancement of life tastes and consumption level, wine has the increasingly large development space. In 2017, the wine consumption per capita was about 1.2 liters accounting for less than 1/3 of the global as well as 1/10 of the U.S. Therefore, there are great development potentials in the Chinese wine market.

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Following a significant decline in volume since 2012 due to the impact of the government’s anti-extravagance campaign, Chinese wine imports show signs of slow recovery in 2015. By the end of September 2015, France bottled wine exports to China increased by 29 per cent in value to USD $313 million and by 37 per cent in volume to 59 million liters, compared to the same period in 2014.

Market trends include:

●	Wine consumption in China reached 6.41 billion liters in 2017 (Source: Euromonitor International). New world wines are more easily accepted by consumers because it is easy for the market to understand product classification.

●	French Wine is also well received by the market due to varied price points, stable quality, continuous marketing, industry star rating, etc.

●	Importers gained confidence from the implementation of CHAFTA in late 2017. The reduction of tariffs also makes French wines more competitive in the market.

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●	Chinese middle class consumers are the main market for higher value French wines. Their importance lies in their long-term, stable purchasing power, brand awareness and influence on those around them, making them the true driving force of the consumer market in the wine industry.

●	The younger generation and female consumers are leading the new trend in sparkling, white and sweet wines in the market. As of June 2014, imported sparkling wines in China increased 45 per cent by volume and 39 per cent by value compared to the same period last year, while the total imported bottled wine volume dropped by 12.8 per cent. As sparkling wine occupies just three per cent of total import volume, its impact is at this stage is limited, although affordable prices and trendy lifestyles should prompt further growth in this sector.

●	Wine makers adjust their product portfolios to meet the needs of the market in providing more affordable wines. OEM mid-end wines are seen in the market for distributors to sell in the off trade channels.

●	Chinese distillers and distributors have begun to OEM their grape wine brands to fix the loss of sales in the rice wine market through existing distribution channels.

Competition

France still dominates the Chinese wine market with a share of 48 per cent (Source: Euromonitor International), the best sales in supermarkets are imported wines from RMB60-180. One major challenge is that Chinese consumers switch from one brand to another rather quickly, exhibiting little brand loyalty. Online sales particularly enable the consumers to source and purchase budget wines. Wineries that will most benefit from growth in China will be those that demonstrate patience, professional service while building brand awareness and a long term strategy to develop the market with their Chinese partners.

For our Company, there are two major competitors in our market, Aussino Liquor and ASC Fine Wines. These companies are well established, more recognized and well accepted by consumers in China.

Government Regulations

Major Wine Regulations Effective in China

Type	Name	Effective Date	Remark
President Order 21 of 2015	Food Safety Law	2015/10/01	The law at the top of all food-related regulations
AQSIQ Order 144 of 2011	Measures for Administration of Imported/Exported Food Safety	2012/3/1
CFDA Order 16 of 2015	Measures for Administration of Food Production Licensing	2015/10/01	The basis that requires all food producers in China to procure a production license
AQSIQ Order 27 of 2012	Administrative Provisions on Inspections and Supervisions of Labeling of Imported/Exported Pre-packaged Foods	2012/6/1	The general provisions on labeling that all pre-packaged foods should conform to
AQSIQ Order 55 of 2012	Administrative Provisions on Filing of Importers and Exporters of Imported Foods	2012/10/1
AQSIQ Order 55 of 2012	Administrative Provisions on Recording of Import and Marketing of Imported Foods	2012/10/1	Management in the stage of domestic circulation, mainly on the consignee part
	Measures for Administration of Imported Alcohol in Domestic Market	1997/9/9	Promulgated by the State Economic and Trade Commission, the State Administration for Industry and Commerce, the Customs General Administration, the State Bureau of Technical Supervision, the Ministry of Public Health, and the State Administration of Import and Export Commodities Inspection
SAIC Order 39 of 1995	Administrative Measures on Adverting of Alcohol	1996/1/1
AQSIQ Notice on Dec 23 2004	Rules for Inspection on Production Licensing of Wines and Fruit Wines	2005/1/1
AQSIQ Order 78 of 2005	Geographical Indication Product Protection Regulation	2005/7/15	Champaign(2013), Bordeaux(2014), Napa Valley NV(2013)

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The Food Safety Law is the foundation and most important food safety legislation in China, most wine-related regulations built upon this stable base.

Intellectual Property

Our trademark registration has been approved in Dongguan, China.

Research and Development

We do not invest any money in R&D section.

Environmental Matters

Our operations are not subject to environmental laws, including any laws addressing air and water pollution and management of hazardous substances and wastes and we do not anticipate capital expenditures for environmental control facilities.

Employees

As of April 19th 2018, the Company has 18 full time employees. All employment contracts comply with PRC law. The Company believes its relationship with its employees is satisfactory.

Description of Property

The Company has a non-cancelable operating lease agreement with Ms. Qingmei Lin, a related party, for the premises in Dongguan City, PRC. The agreement covers the period from May 1, 2017 to April 30, 2027 which increased the space covered in prior agreements. The monthly rent expense is $3,811 (RMB 25,000). The total rental rent expense for the year ended December 31, 2017 and 2016 was $31,707 and $3,608. The agreement does not call for a rental deposit equivalent.

RISK FACTORS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

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Results of Operations

	Years Ended December 31,
	2017	2016	Change
Revenue	$260,973	$111,313	$149,660
Cost of revenue	134,728	63,104	71,624
Gross profit	126,245	48,209	78,036
Gross profit (%)	48%	43%

Operating expense	168,456	30,129	(138,327)
Other income(expense)	177	(1,028)
Provision for income taxes	2,833	1,854
Foreign currency translation gain	(489)	1,459
Comprehensive loss(income)	$(45,356)	$16,657	$(62,013)

Revenue

Net revenues totaled $260,973 for the year ended December 31, 2017, an increase of $149,660 compared to December 31, 2016. The increase was primarily a result of increase in sales because of Luo Naiyong

Cost of revenue

Cost of revenue totaled $134,728 for the year ended December 31, 2017, an increase of $71,624 compared to December 31, 2016, primarily as the result of increasing in revenue and hence increase in purchases of goods . Our cost of revenues consisted mainly of purchases of goods sold.

Gross profit

Gross profit was 48% ($126,245) and 43% ($48,209) for the year ended December 31, 2017 and 2016, respectively.

Operating expenses

General and administrative expenses totaled $168,456 for the year ended December 31, 2017, an increase of $138,327 compared to 2016. The increase was primarily a result of professional fees, including incorporation and consulting fees.

Net loss

Net loss totaled $45,356 for the year ended December 31, 2017, an increase of 62,013 compared to 2016, primarily as the result of an increase in operating expenses.

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Liquidity and Capital Resources

Working Capital

	December 31,
	2017	2016	Change

Total current assets	$407,467	$252,017	$155,450
Total current liabilities	380,460	188,266	192,194
Working capital	$27,007	$63,751	$(36,744)

As of December 31, 2017, we had cash and cash equivalents of $77,782 to Date, we have financed our operations primarily though borrowings from our related party. The change in working capital was primarily from an increase in due from related party of $252,489.

Cash Flows

	Years Ended December 31,
	2017	2016	Change
Cash Flows (used in) generated in Operating Activities	$(52,432)	$109,354	$(161,966)
Cash Flows used in Investing Activities	-	-	-
Cash Flows provided by(used in) Financing Activities	27,874	(9,661)	37,535
Net (decrease) increase in Cash During Period	$(24,558)	$99,693	$(124,431)

Cash Flow from Operating Activities

For the year ended December 31, 2017 net cash flows used in operating activities consisted of a net loss of $44,866 and was reduced by depreciation of $6,776, and a net change of operating assets and liabilities of $14,342. For the year ended December 31, 2016, net cash flows provided in operating consisted of a net income of $15,199 and was reduced by depreciation of $6,682 and a net change of operating assets and liabilities of $87,473.

Cash Flow from Financing Activities

Net cash provided by financing for the year ended December 31, 2017 was $27,874 as compared to 9,661 net cash used in financing activities for the year ended December 31, 2016. The increase of net cash provided by financing activities was mainly attributable to borrow loan from related party.

Critical Accounting Policy and Estimates

In the ordinary course of business, we make a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements  in conformity with U.S. generally accepted accounting principles. We base our estimates on historical experience, when available, and on other various assumptions that are believed to be reasonable under the circumstances. Actual results could differ significantly from those estimates under different assumptions and conditions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

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PROPERTIES

The Company has a non-cancelable operating lease agreement with Ms. Qingmei Lin, a related party, for the premises in Dongguan City, PRC. The agreement covers the period from May 1, 2017 to April 30, 2027 which increased the space covered in prior agreements. The monthly rent expense is $3,811 (RMB 25,000). The total rental rent expense for the year ended December 31, 2017 and 2016 was $31,707 and $3,608. The agreement does not call for a rental deposit equivalent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Pre-Share Exchange

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 18, 2018, prior to the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Yumin Lin 19F, Lianhe Tower, 1069 Nanhai Ave, Nanshan District,Shenzhen, 518000, China	18,000,000 (Direct)	5.85%
Xinlong Shen 19F, Lianhe Tower, 1069 Nanhai Ave, Nanshan District,Shenzhen, 518000, China	1,090,000 (Direct)	0.35%
All directors and executive officers as a group (2 persons)	19,090,000	6.2%

(1)	The persons named above may be deemed to be a “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)	Based on 7,750,000 shares of Common Stock issued and outstanding as of April 18, 2018 immediately prior to the Share Exchange.

Post Share Exchange

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 19, 2018, after the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

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Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class(2)
China Kaipeng Group Co., Ltd. Ma Huijun (Beneficial owner) No.22 JiyuQiaoXia, Tangkeng Village, Xiajiashan Town Puning, Guangdong,China	153,000,000	49.7%
Gaosheng Group Co., Ltd. Luo Naiyong(Beneficial owner) Room 6 , Building 10, JinNiu Garden Section10,Dezheng Xi Road Changan Town, Dongguan, Guangdong, China	129,000,000	41.9%
Lin Yu Min 19F, Lianhe Tower, 1069 Nanhai Ave, Nanshan District,Shenzhen, 518000, China	18,000,000	5.85%
All directors and executive officers as a group (2 persons)	19,090,000	6.2%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position(s)
Lin Yumin	50	Director, President, Chief Executive Officer, Chief Financial Officer, and Secretary
Xinlong Shen	36	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a majority of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive Officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.

Background of Officers and Directors

Yumin Lin, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

From July 1987 to April 1992 Mr. Lin worked as a manager at the LuChengXinChao Furniture Factory. From April 1992 to April 1999 he was a manager at the Shangying Business Development Company in Guangdong, China and from April 1993 to April 1999 he worked to establish the Huizhou Branch of Shangying Business Development Company located in Guangdong. He was the company’s operations manager and was also responsible for selling construction steel products. From April 1999 to May 2011 he was the General Manager of the Dongguan Saite Building Material Company. From May 2011 to the present he has served as chairman to Dongguan France Vin Tout Co., Ltd., located in Dongguan, Guangdong, China. Additionally, from November 2015 to the present, he has served as chairman at the Shenzhen DaxingHuashang Liquor Culture Company in the Nanchang District, Shenzhen, China.

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Xinlong Shen, Director

Xinlong Shen has more than ten years of experience in electronic appliances trading and marketing field in several China-based enterprises. He graduated in 2003 from Xidian University in China with a bachelor degree in management and major in business administration. In July 2003, Mr. Shen started his first career as Overseas Sales in Shenzhen Yu Ou Electronics Co., Ltd., which produces and sells consumer electronics. In August 2005, he worked as an Overseas Trade Manager in Shenzhen Richtec Industry Co., Ltd., a high-tech company specializing in developing, producing and marketing home theater systems, iPod/Mp3/mobile speakers and car speakers. In January 2008, he worked as an Overseas Trade Manager in Shenzhen Zhongmeipeng Industry Co., Ltd., a trading company producing industrial products and consumer electronics. As Overseas Trade Manager in these two firms, Mr. Shen was responsible for leading the marketing team to conduct overseas marketing for the companies’ products. From December 2013 to September 2014, Mr. Shen served as Vice President in Shenzhen Boao Asset Management Consulting Service Co., Ltd., a financial consulting firm providing professional financial services including asset management and financial planning services to clients. From September 2014 to present, Mr. Shen has served as Chairman of the Board in Qianhai Shenzhen Xinzilong Media Co., Ltd., a film, video and media and entertainment programs production company. Since November 2014, Mr. Shen has served as Vice Chairman in Chinacom Investment Association (which aims at providing integrated information platform service to facilitate communication between association members and government departments and bilateral and multilateral trade and investment activities).

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

o	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

o	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

o	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

o	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us and DIGL during the last two fiscal years indicated to (i) all individuals that served as our or DIGL’s principal executive officer or acted in a similar capacity for us or DIGL at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers who were serving as executive officers of us or DIGL at the end of the most recent fiscal year indicated that received annual compensation during such fiscal year in excess of $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of us or DIGL at the end of the most recent fiscal year indicated. No executive officer of ours or DIGL has received annual compensation in excess of $100,000.

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Xinlong Shen(1) President, CEO, Secretary, CFO and Director	2016 2017	0	0	0	0	0	0	0	0
Yumin Lin[2] President, CEO, Treasurer, CFO and Director	2016 2017	0	0	0	0	0	0	0	0

(1)	Xinlong Shen was appointed as President, CEO, Secretary, CFO and director on August 3, 2016. Xinlong Shen resigned from the position of President, Secretary and Treasurer on December 14, 2016, and remains on the Board as a Director.

(2)	Yumin Lin was appointed as President, CEO, Treasurer, CFO and director on December 14, 2016.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

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Grants of Plan-Based Awards

To date, there have been no grants or plan-based awards.

Outstanding Equity Awards

To date, there have been no outstanding equity awards.

Option Exercises and Stock Vested

To date, there have been no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Agreements

We have no formal employment agreements with any of our employees, directors or officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Share Exchange Agreement,” and “Executive Compensation—Employment Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

Lily Chen, a friend of Xinlong Shen, our President, CFO, CEO, Secretary and a member of the Board of Directors provided non-compensated book keeping and financial reporting services to the Company from August, 2016 to December, 2016

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our properties or assets is the subject, nor are we aware of any such proceedings that are contemplated by any civil entity, any regulatory agency or governmental authority.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTCBB under the symbol “FVTI”. Our Common Stock was not eligible to trade until February 22, 2016. There is a public trading market for our Common stock.

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The following table sets forth the quarterly high and low bid prices for the common stock from February 22, 2016 to November 30, 2017. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	High	Low
Quarter ended February 28, 2016	$0.01	$0.01
Quarter ended May 31, 2016	$0.01	$0.01
Quarter ended August 31, 2016	$0.01	$0.01
Quarter ended November 30, 2016	$2.00	$0.01
Quarter ended February 28, 2017	$2.30	$0.75
Quarter ended May 31, 2017	$2.01	$1.02
Quarter ended August 31, 2017	$1.82	$1.82
Quarter ended November 30, 2017	$1.40	$1.40

Holders

As of April 19, 2018, there were 27 stockholders of record, and an aggregate of 7,750,000 shares of our Common Stock was issued and outstanding.

Transfer agent is Globex Transfer, LLC, at 780 Deltona Blvd. Deltona, FL 32725

Dividend Policy

We have never paid any cash dividends on our Common Stock and have no present intention of paying any dividends on Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Equity Compensation Plan Information

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

We did not sell any equity securities which were not registered under the Securities Act during the year ended August 31, 2017 and the quarter ended November 30, 2017 that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended August 31, 2017, and any Form 10-Q subsequent to that date.

DESCRIPTION OF SECURITIES

The authorized capital stock of our company consists of 3,000,000,000 of common stock, at $0.001 par value.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

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Other Securities

As of the date hereof, the Company does not have any other securities outstanding.

Transfer Agent

The transfer agent of our Common Stock is Globex Transfer. LLC. The transfer agent’s address at 780 Deltona Blvd, Suite 202 Deltona, FL 32725

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Corporation Law, our Articles of Incorporation and Bylaws allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

In addition to our Bylaws and our Articles of Incorporation, we have entered into an Indemnification Agreement with each of our directors pursuant to which we will be obligated to maintain liability insurance in favor of the directors serving the Company and its subsidiaries and affiliates. We will also be required to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law and our governing documents. We believe that entering into the contemplated agreements will help attract and retain highly competent and qualified persons to serve the Company.

Other than discussed above, none of our Bylaws, our Articles of Incorporation or any indemnification agreement with any director of the Company includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the United States SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ADDITIONAL INFORMATION

We are required to file quarterly, annual and current reports. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 3.02 SHARES ISSUED IN CONNECTION WITH THE SALE AND PURCHASE AGREEMENT

On April 19, 2018, pursuant to the terms of the Share Exchange, all of the shares of DIGL were exchanged for 300,000,000 shares of our Common Stock. This transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation S under the Securities Act. None of the shares of our Common Stock were sold through an underwriter and accordingly, there were no discounts or commissions involved.

Except for the Share Exchange, DIGL had no unregistered sales of securities in the past three years.

On July 29, 2015, the Company issued 1,450,000 common shares at $0.01 per share for proceeds of $14,500.

On August 18, 2015, the Company issued 1,300,000 common shares at $0.01 per share for proceeds of $13,000.

On August 3, 2016, Gordon Hum and Edwin Jong entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which they agreed to sell to sixteen (16) unrelated third parties (collectively, the “Purchasers”), Five Million Shares of common stock of Crypto-Services, Inc., a Nevada corporation (the “Company”), for aggregate cash consideration of Fifty Thousand Dollars ($50,000).

Item 5.01 CHANGES IN CONTROL OF REGISTRANT.

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets is incorporated herein by reference.

Item 5.06 CHANGE IN SHELL COMPANY STATUS.

Prior to the closing of the Sale and Purchase Agreement, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act. As a result of the Share Exchange, we will cease to be a shell company. The information contained in this Current Report constitutes the current Form 10 information necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of businesses acquired.

In accordance with Item 9.01(a), DIGL’s audited financial statements as of, and for the years ended December 31, 2017 and 2016, DIGL’s unaudited financial statements as of, and for the six months ended June 30, 2017, and the accompanying notes, are included in this Current Report beginning on Page F-1.

Pro forma financial information.

The unaudited pro forma balance sheets and statements of operations and comprehensive loss of the Company and DKTI and notes thereto are appended to this report.

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Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

● should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

● have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

● may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

● were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description of Exhibit
2.1*	Share Exchange Agreement, dated April 6, 2018, by and among FVTI, DKTI and Lin Yumin.
2.2*	Termination Agreement, dated April 6, 2018, by and among FVTI, DKTI and Lin Yumin.
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 as amended filed with the SEC on December 5, 2014)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 the Company’s Registration Statement on Form S- as amended filed with the SEC on December 5, 2014.
21.1*	List of Subsidiaries of the Registrant

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2018

Fortune Valley Treasures, Inc.

Lin Yumin
President, CEO, CFO, Director

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DaXingHuaShang Investment Group Limited

Consolidated Financial Statements

December 31, 2017 and 2016

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:          The Board of Directors and Stockholders of

DaXingHuaShang Investment Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DaXingHuaShang Investment Group Limited (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since December 4, 2017

San Mateo, California

April 18, 2018

F-2

DaXingHuaShang Investment Group Limited

Consolidated Balance Sheets

At December 31, 2017 and 2016

	2017	2016
Assets
Current assets
Cash and cash equivalents	$77,782	$103,966
Accounts and other receivable, net	15,317	93
Inventories	273,491	147,958
Prepaid taxes and taxes recoverable	751	-
Due from related parties	40,126
Total current assets	$407,467	$252,017

Non-current assets
Plant and equipment, net	13,824	19,872
Total Assets	$421,291	$271,889

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and taxes payable	20,911	3,007
Accrued liabilities and other payables	2,175	1,227
Customers advances and deposits	104,885	-
Due to related parties	252,489	184,032
Total current liabilities	$380,460	$188,266

Total Liabilities	$380,460	$188,266

Stockholders’ Equity
Registered capital	100,000	100,000
Additional paid in capital	158,993	156,429
Accumulated deficit	(224,603)	(179,736)
Accumulated other comprehensive income	6,441	6,930
Total Stockholders’ Equity	40,831	83,623

Total Liabilities and Stockholders’ Equity	421,291	271,889

See accompanying notes to the financial statements

F-3

DaXingHuaShang Investment Group Limited

Consolidated Statements of Operations and Comprehensive Loss

For the Years ended December 31, 2017 and 2016

	2017	2016

Net revenues (related party revenue $139,990 and $0 for 2017 and 2016)	$260,973	$111,313
Cost of revenues	134,728	63,104
Gross profit	126,245	48,209

Operating expenses:
Selling and marketing expenses	-	-
General and administrative expenses	168,456	30,129

Operating (loss) income	(42,211)	18,080

Other income (expenses):
Interest income	177	18
Interest expense	-	(1,046)
	177	(1,028)

Earnings before tax	(42,034)	17,052

Income tax	2,833	1,854

Net (loss) income	$(44,867)	$15,198

Other comprehensive income:
Foreign currency translation loss	(489)	1,459

Comprehensive (loss) income	$(45,356)	$16,657

Loss per share
Basic and diluted earnings per share	$(0.00)	$(0.00)
Basic and diluted weighted average shares outstanding

See accompanying notes to the financial statements

F-4

DaXingHuaShang Investment Group Limited

Consolidated Statements of Stockholders’ Equity

For the Years ended December 31, 2017 and 2016

			Additional		Accumulated
	No.		Paid		other
	of	Registered	in	Retained	comprehensive
	Shares	capital	capital	earnings	(loss) income	Total
Balance as of January 1, 2016	-	-	156,142	(194,935)	5,471	(33,035)
Capital contribution by owners	250,000,000	100,000,000	287			100,287
Net income				15,199		15,199
Foreign currency translation adjustment					1,459	1,459
Balance as of December 31, 2016	250,000,000	100,000,000	156,429	(179,736)	6,930	83,623
Capital contribution by owners			2,564			2,564
Net income				(44,866)		(44,866)
Foreign currency translation adjustment					(489)	(489)
Balance as of December 31, 2017	250,000,000	100,000,000	158,993	(224,602)	6,441	40,832

See accompanying notes to the financial statements

F-5

DaXingHuaShang Investment Group Limited

Consolidated Statements of Cash Flows

For the Years ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities
Net income	$(44,866)	$15,199
Depreciation of fixed assets	6,776	6,682
Increase in accounts and other receivables	92,341	2,566
(Increase) decrease in inventories	(125,205)	63,053
Increase in advances and prepayments to suppliers	(774)
Increase in accounts and other payables	19,296	21,854
Net cash (used in) generated in operating activities	(52,432)	109,354

Cash flows from investing activities
Purchase of plant and equipment	-	-
Net cash used in investing activities	-	-

Cash flows from financing activities
Proceeds of owners’ injection of capital	2,564	100,287
Borrowings and (repayments) to related parties, net	25,310	(109,948)
Net cash provided by (used in) financing activities	27,874	(9,661)

Net (decrease) increase of cash and cash equivalents	(24,558)	99,693

Effect of foreign currency translation on cash and cash equivalents	(1,626)	(266)

Cash and cash equivalents–beginning of period	103,966	4,540

Cash and cash equivalents–end of period	$77,782	$103,967

Supplementary cash flow information:
Interest received	$177	$18
Interest paid	$-	$1,046
Income taxes paid	$2,833	$1.854

See accompanying notes to the financial statements

F-6

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

DaXingHuaShang Investment Group Limited (“DIGLS” or the “Company”) was incorporated with limited liability in the Republic of Seychelles on July 4, 2016, with share capital of $100,000 divided into 250,000,000 ordinary shares with $0.0004 par value. DIGLS wholly owns DaXingHuaShang Investment (Hong Kong) Limited (“DILHK”). DILHK was incorporated in Hong Kong on June 22, 2016 as an investment holding company with limited liability. DILHK was previously wholly owned by Mr. Yumin Lin. On November 11, 2016, Mr. Yumin Lin, transferred 100% of his ownership in DILHK to DIGLS. DILHK wholly owns Qianhai DaXingHuaShang Investment (Shenzhen)Co. Ltd. (“QHDX”) which was incorporated with limited liability on November 3, 2016 in the People’s Republic of China (“PRC”) as a wholly foreign-owned enterprise. QHDX wholly owns Dongguan City France Vin Tout Ltd. (“FVTL”). FTVL was incorporated on May 31, 2011 in the PRC with limited liability. FTVL was previously owned and controlled by Mr. Yumin Lin. FTVL has been granted a license by the PRC government to sell foods including alcoholic beverages up through September 10, 2022. On November 20, 2016, Mr. Yumin Lin transferred his ownership in FTVL to QHDX for nominal consideration. The share transfers detailed above by and among Mr. Yumin Lin, DIGLS, DILHK, QHDX, and FVTL have been accounted for as a series of business combination of entities under common control; accordingly, the values in these financial statements reflect the carrying values of those entities, and no goodwill was recorded as a result of these transactions. The Company’s primary operations are the wholesale and retail sales of wines and beverages.

On April 11, 2018, DaxingHuaShang Investment Group Limited (“DIGLS”) and its shareholders: 1.) Yumin Lin, 2.) Gaosheng Group Co., Ltd. and 3.) China Kaipeng Group Co., Ltd entered in to a share exchange agreement with Fortune Valley Treasure, Inc. (“FTVI”), a Nevada corporation, whereby FTVI issued 300,000,000 shares of its common stock in exchange for all the outstanding shares in DIGLS. This transaction will be accounted for a reverse takeover transaction and a recapitalization of the FTVI whereby the FTVI, the legal acquirer, is the accounting acquiree, and DIGLS, the legal acquiree, is the accounting acquirer; accordingly, FTVI’s historical statement of stockholders’ equity will be retroactively restated to the first period presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is December 31. The Company’s financial statements are presented in US dollars.

Basis of consolidation

These consolidated financial statements include the accounts of DIGLS and its subsidiaries. All intercompany accounts and transactions have been eliminated. DIGLS’s subsidiaries are as follows:

Entity Name	Incorporation Date	Entity Owned By	Nature of Operations	Country of Incorporation
DaXingHuaShang Investment (Hong Kong) Ltd (“DILHK”)	June 22, 2016	DIGLS	Investment holding	Hong Kong
Qianhai DaXingHuaShang Investment （Shenzhen）Co. Ltd. (“QHDX”)	November 3, 2016	DILHK	Investment holding	PRC
Dongguan City France Vin Tout Ltd., (“FVTL”)	May 31, 2011	QHDX	Trading of wine	PRC

F-7

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, DIGLS, and DILH’s functional currency is the U.S. dollar; QHDX and FVTL use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period
●	Nonmonetary assets and liabilities at historical rates
●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

	December 31, 2017	December 31, 2016
Spot RMB: USD exchange rate	$0.1480	$0.1442
Average RMB: USD exchange rate	$0.1524	$0.1503

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits in banks, and any investments with maturities with less three months from inception to maturity. The Company’s primary bank deposits are located in the Hong Kong and the PRC; those deposits are not provided protection under FDIC insurance; however, management has determined that the risk of loss from insolvency by those financial institution at which it has deposited it funds is insignificant.

F-8

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

Accounts receivable

Accounts receivable are carried at the amounts invoiced to customers less allowance for doubtful accounts. The allowance is an estimate based on a review of individual customer accounts on a regular basis. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historical experience, current economic conditions, and other collection indicators.

During the two years ended December 31, 2017, the Company had not experience any delinquent or uncollectible balances; accordingly, the Company did not record any valuation allowance for bad debt during this period.

Inventories

Inventories consisting of finished goods are stated at the lower of cost or market value. The Company used the weighted average cost method of accounting for inventory. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete, spoiled, or in excess of future demand. The Company provides impairment that is charged directly to cost of sales when is has been determined the product is obsolete, spoiled, and the Company will not be able to sell it at a normal profit above its carrying cost. The Company’s primary products are alcoholic beverages; the selling price of alcoholic beverages tend to increase over time; however, there are circumstances where alcoholic beverages may be subject to spoilage if stored for prolong periods of time. The Company did not experience an impairment on inventory during the years ended December 31, 2017 and 2016.

Advances and prepayments to suppliers

In certain instances, in order to secure the supply of limited and sought-after wines and liquors, the Company will make advance payments to suppliers for the procurement of inventory. Upon physical receipt and inspection of such products from those suppliers, the applicable balances are reclassified from advances and prepayments to suppliers to inventory.

Property, plant and equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the equipment are as follows:

Office equipment	7 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Accounting for long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if the carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

F-9

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

Customer advances and deposits

On certain occasions, the Company may receive prepayments from downstream retailers or retails customer for wines and liquor prior to their taking possession of the Company’s products; the Company records these receipts as customer advances and deposits until it has met all the criteria for recognition of revenue including the passing possession of the products to its customer, at such point Company will reduce the customer and deposits balance and credit the Company’s revenues.

Revenue recognition

Revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining and fixing the sales price, the transfer of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s gross revenue consists the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2017 and 2016, were $0 and 0, respectively.

Shipping and handling

Outbound shipping and handling are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as a part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

F-10

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Goodwill and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

Recent accounting pronouncements

On January 5, 2016, the FASB issued ASU 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Although the ASU retains many current requirements, it significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017. Management has determined that the new pronouncement did not have a material impact on these financial statements.

F-11

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

On February 25, 2016, the FASB issued ASU 2016-02 “Leases (Topic 842)”, its new standard on accounting for leases. ASU 2016-02 introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in ASC 606, the FASB’s new revenue recognition standard (e.g., those related to evaluating when profit can be recognized). Furthermore, the ASU addresses other concerns related to the current leases model. For example, the ASU eliminates the requirement in current U.S. GAAP for an entity to use bright-line tests in determining lease classification. The standard also requires lessors to increase the transparency of their exposure to changes in value of their residual assets and how they manage that exposure. The new model represents a wholesale change to lease accounting. As a result, entities will face significant implementation challenges during the transition period and beyond, such as those related to:

Applying judgment and estimating.

●Managing the complexities of data collection, storage, and maintenance.

● Enhancing information technology systems to ensure their ability to perform the calculations necessary for compliance with reporting requirements.

● Refining internal controls and other business processes related to leases.

● Determining whether debt covenants are likely to be affected and, if so, working with lenders to avoid violations.

● Addressing any income tax implications.

The new guidance will be effective for public business entities for annual periods beginning after December 15, 2018 (e.g., calendar periods beginning on January 1, 2019), and interim periods therein. Management is still evaluating the accounting impact of the new pronouncement.

On March 15, 2016, the FASB issued ASU 2016-07 “Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting”, which simplifies the equity method of accounting by eliminating the requirement to retrospectively apply the equity method to an investment that subsequently qualifies for such accounting as a result of an increase in the level of ownership interest or degree of influence. Consequently, when an investment qualifies for the equity method (as a result of an increase in the level of ownership interest or degree of influence), the cost of acquiring the additional interest in the investee would be added to the current basis of the investor’s previously held interest and the equity method would be applied subsequently from the date on which the investor obtains the ability to exercise significant influence over the investee. The ASU further requires that unrealized holding gains or losses in accumulated other comprehensive income related to an available-for-sale security that becomes eligible for the equity method be recognized in earnings as of the date on which the investment qualifies for the equity method. The guidance in the ASU is effective for all entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years; early adoption is permitted for all entities. Entities are required to apply the guidance prospectively to increases in the level of ownership interest or degree of influence occurring after the ASU’s effective date. Additional transition disclosures are not required upon adoption. Management has determined that new pronouncement did not have a material effect on these financial statements.

On March 17, 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which amends the principal-versus-agent implementation guidance and illustrations in the Board’s new revenue standard (ASU 2014-09). The FASB issued the ASU in response to concerns identified by stakeholders, including those related to (1) determining the appropriate unit of account under the revenue standard’s principal-versus-agent guidance and (2) applying the indicators of whether an entity is a principal or an agent in accordance with the revenue standard’s control principle. Among other things, the ASU clarifies that an entity should evaluate whether it is the principal or the agent for each specified good or service promised in a contract with a customer. As defined in the ASU, a specified good or service is “a distinct good or service (or a distinct bundle of goods or services) to be provided to the customer.” Therefore, for contracts involving more than one specified good or service, the entity may be the principal for one or more specified goods or services and the agent for others. The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). In addition, entities are required to adopt the ASU by using the same transition method they used to adopt the new revenue standard. The Company has determined that it acts as principal its primary business operations.

F-12

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

On March 30, 2016, the FASB issued ASU 2016-09 “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The ASU is for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Management has determined that the new standard did not have a material impact on these financial statements.

The Company is currently assessing the above the accounting pronouncements and their potential impact from their adoption on the financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the years ended December 31, 2017 and 2016, the Company reported net losses of $187,496 and $27,431, respectively. As of December 31, 2017, the Company had working capital deficit of approximately $181,698. In addition, the Company had net cash outflow of $183,300 from operating activities during the year ended December 31, 2017. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through the sales of equity or debt securities for cash to fund operations and to expand. The Company also relies on related parties to provided financing and management services at costs that may not be indicative of the prevailing market rates for such services.

If the Company is not able to generate positive operating cash flows, raise additional capital, and retain the services of certain related parties, it may become insolvent.

NOTE 4 - ACCOUNTS AND OTHER RECEIVABLES

Accounts and other receivables consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Gross accounts and other receivables	$15,317	$93
Less: Allowance for doubtful accounts	-	-
	$15,317	$93

All accounts and other receivables have been outstanding for less than 365 days. Included in the balance was an amount of $6,799 owed by a third-party vendor for shipment of wine that was never delivered; the amount was refunded to the Company on January 11, 2018. The Company’s general manager received funds totaling $8,055 on behalf of the Company for products sold to costumers; this balance has been recorded as other receivables and occurred in the normal course of business.

F-13

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

NOTE 5 – INVENTORIES

Inventories consisted of the following as of December 31, 2017 and 2016:

	2017	2016
Finished goods	$273,941	$147,958

NOTE 6 - EQUIPMENT

Property, plant and equipment consisted of the following as of December 31, 2017 and 2016:

	2017	2016
At Cost:
Equipment	63,512	61,858
Less: Accumulated depreciation
Equipment	49,688	41,986
	$13,824	$19,872

The Company did not purchase any equipment during the years ended December 31, 2017 and 2016. Changes in the cost of equipment are related to differences in foreign currency rates at different reporting periods. Depreciation expenses translated at the average exchange rates for the years ended December 31, 2017 and 2016 were $6,776 and $6,682, respectively.

NOTE 7 - INCOME TAXES

The Company’s primary operations are in the PRC, and in accordance with the relevant tax laws and regulations. The corporate income tax rate for each country is as follows:

●	PRC tax rate is 25%.
●	Hong Kong tax rate is 16.5%
●	Seychelles is on permanent tax holiday

The Company is registered the British Virgin Islands, which is a tax-exempt region.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the years ended December 31, 2017 and 2016:

	2017	2016
Income attributed to PRC operations	$(40,745)	$18,096
Loss attributed to Seychelles and HK	(1,288)	(1,044)
Loss attributed to US	-	-
Loss before tax	(42,033)	17,053

PRC Statutory Tax at 25% Rate	(10,508)	4,263
Effect of Seychelles, PRC, HK, deductions and other reconciling items	13,341	(2,409)
Income tax	$2,833	$1,854

F-14

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for the years ended December 31, 2017 and 2016:

	2017	2016
U.S. federal statutory income tax rate	34.0%	34.0%
Lower rates in PRC, net	-9.0%	-9.0%
Net operating losses in PRC and other jurisdictions	-31.7%	-36.0%
The Company’s effective tax rate	-6.7%	-10.9%

NOTE 8- RELATED PARTY TRANSACTIONS

Amounts due from related parties as of December 31, 2017 and 2017 was $40,126 and $0. The amount was due from Mr. Yumin Lin to DILHK. The amount was advanced to Mr. Yumin for general corporate services.

Amounts due to related parties as of December 31, 2017 and 2016:

		2017	2016
Mr. Yumin Lin	Director, CEO, Shareholder	$226,586	$187,612
Ms. Qingmei Lin	Mr. Yumin Lin’s wife	25,902	-
		$252,488	$187,612

The outstanding payables due to Mr. Yumin Lin and Xinlong Shen are comprised of working capital advances and borrowings for general corporate purposes. These amounts are unsecured, due on demand, and are non-interest bearing.

The amounts due to Ms. Qingmei Lin are for office rental expenses. The Company’s corporate headquarters and operating facilities are located at a building owned by Ms. Qingmei Lin.

The Company sold its wine and liquor products to Mr. Naiyong Luo in the amounts of $139,990 and $0 for the years ended December 31, 2017 and 2016. As of December 31, 2017, the Company had a customer deposit from Mr. Luo in the amount of $93,189. These sales occurred in the normal course of business. Mr. Luo is a shareholder of Gaosheng Group Co., Ltd., the prior owner of DIGLS.

NOTE 9 – LEASE COMMITMENTS

The Company has a non-cancelable operating lease agreement with Ms. Qingmei Lin, a related party, for the premises in Dongguan City, PRC. The agreement covers the period from May 1, 2017 to April 30, 2027 which increased the space covered in prior agreements. The monthly rent expense is $3,811 (RMB 25,000). The total rental rent expense for the year ended December 31, 2017 and 2016 was $31,707 and $3,608. The agreement does not call for a rental deposit equivalent.

Minimum operating lease commitment for the agreement is as follows:

2018	45,732
2019	45,732
2020	45,732
2021	45,732
2022	45,732
Thereafter:	182,932
$411,592

F-15

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

NOTE 10 - RISKS

Credit risk

The Company is subject to risk borne from credit extended to customers.

FTVL and QHDX bank deposits are with banks located in the PRC. DILHK’s bank account is with located in Hong Kong. DIGLS does not have any bank accounts. The bank accounts that the Company uses that that are located outside of the U.S. do not carry federal deposit insurance.

Interest risk

The Company is subject to interest rate risk when its loans become due and require refinancing.

Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC. As alcoholic beverages are considered a luxury item, they may be subject to political pressure and risks. The PRC government has from time to time limited the amount of import of foreign alcoholic beverages based on their relationships with those foreign countries. The Company’s results of operations may be materially adversely affected if the are unable to procure such products because the PRC government has limited the amount of imports.

Inflation risk

Management monitors changes in pricing levels. Historically inflation has not materially impacted the Company’s financial statements; however, significant increases in the prices of wines and liquors that cannot be passed onto the Company’s customers could adversely impact the Company’s results of operations.

Concentrations risks

During the years ended December 31, 2017 and 2016, a single customer contributed 53.6% and 0% of the Company sales; accordingly, there was a concentration of risk in demand for the Company’s products.

In 2017, the Company had a concentration of risk in its supply of raw materials, one vendor supplied all of the Company’s purchases for finished goods inventory.

All of the Company’s operations are conducted in one location, if they are unable to renew their lease, or if sales from the single location do generate future positive cash flows, the Company may become insolvent.

NOTE 11 - SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

The Company entered into share exchange agreement with Fortune Valley Treasures, Inc. on April 11, 2018.

F-16

DaXingHuaShang Investment Group Limited

Notes to Financial Statements

On January 5, 2018, the Company changed its accounting year end to December 31.

On January 29, 2018, the Company applied increase its authorized shares to 3,000,000,000.

Refer to NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS for details regarding the events mentioned above.

Except for the above-mentioned material subsequent events and disclosures found in these financial statements, there were no other events that management deemed necessary for disclosure as a material subsequent event.

F-17

Fortune Valley Treasures, Inc.

Proforma Combined Financial Statements

December 31, 2017

F-18

Contents	Page

Proforma Combined Balance Sheet	F-20

Proforma Combined Statement of Operations and Comprehensive Loss	F-21

Notes to Financial Statements	F-22 to F-24

F-19

Fortune Valley Treasures, Inc.

Proforma Combined Balance Sheet

At December 31, 2017

	FTVI	DIGLS	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$-	77,782		$77,782
Accounts and other receivable, net	-	15,317		15,317
Inventories	-	273,491		273,491
Prepaid expenses	5,895	-		5,895
Prepaid taxes and taxes recoverable	-	751		751
Due from related parties	-	40,126		40,126
Total current assets	5,895	407,467	-	413,362

Non-current assets
Plant and equipment, net	-	13,824		13,824
Total Assets	$5,895	421,291	-	$427,186

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and taxes payable	23,277	20,911		44,188
Accrued liabilities and other payables	-	2,175		2,175
Customers advances and deposits	-	104,885		104,885
Due to related parties	140,739	252,488	14,193	407,420
Total current liabilities	164,016	380,459	14,193	558,668

Total Liabilities	$164,016	380,459	14,193	$558,668

Stockholders’ Equity
Common stock (3,000,000,000 shares authorized, 307,750,000 issued and outstanding at December 31, 2017 and 2016)	7,750	-	300,000	307,750
Registered capital	-	100,000	(100,000)	-
Additional paid in capital	82,858	158,993	(241,851)	-
Accumulated deficit	(248,729)	(224,602)	27,658	(445,673)
Accumulated other comprehensive (loss) income	-	6,441	-	6,441
Total Stockholders’ (Deficit) Equity	(158,121)	40,832	(14,193)	(131,482)

Total Liabilities and Stockholders’ Equity	$5,895	421,291	-	$427,186

See accompanying notes to the financial statements

F-20

Fortune Valley Treasures, Inc.

Notes to Financial Statements

	FTVI	DIGLS	Adjustments	Combined

Net revenues (related party revenue $139,990)	-	260,973	$-	$260,973
Cost of revenues	-	134,728	-	134,728
Gross profit	-	126,245	-	126,245

Operating expenses:
Selling, general and administrative expenses	142,630	168,455	-	311,085

Operating loss	(142,630)	(42,210)	-	(184,840)

Other income (expenses):
Interest income	-	177	-	177

Earnings before tax	(142,630)	(42,033)	-	(184,663)

Income tax	-	2,833	-	2,833

Net loss	(142,630)	(44,866)	$-	$(187,496)

Other comprehensive income:
Foreign currency translation loss	-	(489)	-	(489)

Comprehensive loss	(142,630)	(44,256)	$-	$(187,985)

Loss per share
Basic and diluted earnings per share				$(0.00)
Basic and diluted weighted average shares outstanding				307,750,000

See accompanying notes to the financial statements

F-21

Fortune Valley Treasures, Inc.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Fortune Valley Treasures, Inc. (formerly Crypto-Services, Inc.) was incorporated in the State of Nevada on March 21, 2014. The Company’s current primary business operations of wholesale distribution and retail sales of alcoholic beverages of wine are conducted through its subsidiaries in the People’s Republic of China (“PRC”).

On January 5, 2018, the Company’s board of directors unanimously approved to modify the Company’s accounting fiscal year end from August 31 to December 31.

On January 29, 2018, the Company filed a Certificate of Amendment with the State of Nevada to increase its authorized shares to 3,000,000,000.

On April 11, 2018, the Company entered into share exchange agreement by and among DaXingHuaShang Investment Group Limited (“DIGLS”) and its shareholders: 1.) Yumin Lin, 2.) Gaosheng Group Co., Ltd. and 3.) China Kaipeng Group Co., Ltd whereby the Company newly issued 300,000,000 shares of its common stock in exchange for all the outstanding shares in DIGLS. This transaction has been accounted for a reverse takeover transaction and a recapitalization of the Company whereby the Company, the legal acquirer, is the accounting acquiree, and DIGLS, the legal acquiree, is the accounting acquirer; accordingly, the Company historical statement of stockholders’ equity has been retroactively restated to the first period presented.

DIGLS was incorporated with limited liability in the Republic of Seychelles on July 4, 2016, with share capital of $100,000 divided into 250,000,000 ordinary shares with $0.0004 par value. DIGLS wholly owns DaXingHuaShang Investment (Hong Kong) Limited (“DILHK”). DILHK was incorporated in Hong Kong on June 22, 2016 as an investment holding company with limited liability. DILHK was previously wholly owned by Mr. Yumin Lin. On November 11, 2016, Mr. Yumin Lin, transferred 100% of his ownership in DILHK to DIGLS. DILHK wholly owns Qianhai DaXingHuaShang Investment (Shenzhen)Co. Ltd. (“QHDX”) which was incorporated with limited liability on November 3, 2016 in the PRC as a wholly foreign-owned enterprise. QHDX wholly owns Dongguan City France Vin Tout Ltd. (“FVTL”). FTVL was incorporated on May 31, 2011 in the PRC with limited liability. FTVL was previously owned and controlled by Mr. Yumin Lin. FTVL has been issued a license to sell foods which includes the sale of alcoholic beverages up through September 10, 2022. On November 20, 2016, Mr. Yumin Lin transferred his ownership in FTVL to QHDX for nominal consideration. The share transfers detailed above by and among Mr. Yumin Lin, DIGLS, DILHK, QHDX, and FVTL have been accounted for as a series of business combination of entities under common control; accordingly, the values in these financial statements reflect the carrying values of those entities, and no goodwill was recorded as a result of these transactions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These proforma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and DIGLS has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and DIGLS are their respective historical values. Actual results combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is December 31 and the financial statements are presented in US dollars

F-22

Fortune Valley Treasures, Inc.

Notes to Financial Statements

Basis of proforma combined financial statements

These proforma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

Entity Name	Incorporation Date	Entity Owned By	Nature of Operations	Country of Incorporation
DaXingHuaShang Investment (Hong Kong) Ltd (“DILHK”)	June 22, 2016	DIGLS	Investment holding	Hong Kong
Qianhai DaXingHuaShang Investment （Shenzhen）Co. Ltd. (“QHDX”)	November 3, 2016	DILHK	Investment holding	PRC
Dongguan City France Vin Tout Ltd., (“FVTL”)	May 31, 2011	QHDX	Trading of wine	PRC

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, DIGLS, and DILH’s functional currency is the U.S. dollar; QHDX and FVTL use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period
●	Nonmonetary assets and liabilities at historical rates
●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

F-23

Fortune Valley Treasures, Inc.

Notes to Financial Statements

	December 31, 2017	December 31, 2016
Spot RMB: USD exchange rate	$0.1480	$0.1442
Average RMB: USD exchange rate	$0.1524	$0.1503

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

NOTE 3 – PROFORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Registered capital	100,000
	Additional paid in capital	241,851
	Common stock		300,000
	Accumulated deficit		27,658
	Due to related parties		14,193

	Issuance of shares under share exchange agreement and recapitalization of the Company

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the year ended December 31, 2017, the combined Company recognized net losses of $187,496. As of December 31, 2017, the combined Company had an accumulated deficit of approximately $445,673 and a working capital deficit of $145,306. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through the sales of equity or debt securities for cash to fund operations and to expand. The Company also relies on related parties to provided financing and management services at costs that may not be indicative of the prevailing market rates for such services.

If the Company is not able to generate positive operating cash flows, raise additional capital, and retain the services of certain related parties, it may become insolvent.

F-24